Exhibit 99.2

BT8009 clinical trial update NASDAQ: BCYC April 2022 Exhibit 992 SP1

This presentation may contain forward - looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 . These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts”, “goal,” “intends,” “may” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward - looking statements . All statements other than statements of historical facts contained in this presentation are forward - looking statements, including statements regarding our future financial or business performance, conditions, plans, prospects, trends or strategies and other financial and business matters ; our current and prospective product candidates, planned clinical trials and preclinical activities, current and prospective collaborations and the timing and success of our development of our anticipated product candidates . Forward - looking statements are neither historical facts nor assurances of future performance . Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our development plans, our preclinical and clinical results, our plans to initiate clinical trials and the designs of the planned trials and other future conditions, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward - looking statements . These risks and uncertainties include, but are not limited to, risks related to the ongoing COVID - 19 pandemic, the risk that any one or more of our product candidates will not be successfully developed or commercialized, the risk of cessation or delay of any ongoing or planned clinical trials, the risk that we may not realize the intended benefits of our technology, including that we may not identify and develop additional product candidates for our pipeline, the risk that we may not maintain our current collaborations or enter into new collaborations in the future, or that we may not realize the intended benefits of these collaborations, the risk that our product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that we anticipate, the risk that prior results will not be replicated or will not continue in ongoing or future studies or trials, the risk that we will be unable to obtain and maintain regulatory approval for our product candidates, the risk that the size and potential of the market for our product candidates will not materialize as expected, risks associated with our dependence on third - parties, risks regarding the accuracy of our estimates of expenses, risks relating to our capital requirements and needs for additional financing, and risks relating to our ability to obtain and maintain intellectual property protection for our product candidates . For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward - looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10 - K, filed with the Securities and Exchange Commission on March 1 , 2022 , as well as in other filings we may make with the SEC in the future, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission . New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties . Except as required by applicable law, we do not plan to publicly update or revise any forward - looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise . 2 Forward - looking statements

Agenda 3 Introduction Kevin Lee Chief Executive Officer Technology overview Nick Keen Chief Scientific Officer BT8009 clinical experience to date Dominic Smethurst Chief Medical Officer Q&A Executive Management Team

Clinical stage biopharma company pioneering *Bicycles* – *a new differentiated class of innovative medicines*

Unique Platform

Generating Bicycles – a novel synthetic peptide modality that enables complex previously undruggable targets to be drugged.

Bicycle® modular format platform based on Nobel Prize science.

Strong intellectual property portfolio.

Internal Programs

Focused on oncology and immuno-oncology with multiple Phase I/II clinical assets (BT5528, BT8009 and BT7480).

BT5528 and BT8009 have shown preliminary signs of anti-tumor activity.

Trial updates for BT5528 and BT8009 in 2022.

Validating Partnerships

Extending the clinical utility of Bicycle® platform into diverse range of therapeutic areas.

Genentech (A Member of the Roche Group)
AstraZeneca
OXURION
Innovate UK
Dementia Discovery Fund
Cancer Research UK
IONIS

Ambitious Company

Deeply experienced team

Located Cambridge UK and Lexington, MA

~119 Employees*

NASDAQ: BCYC

Cash balance $438.7M* (expected cash runway into 2024)

* as of December 31, 2021

bicycle therapeutics

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Robust proprietary and partnered pipeline

Target / Product	Partner / Sponsor	Indication	Modality	Pre-clinical	IND-enabling	Phase I	Phase II
Internal programs							
BT5528 (EphA2)		Oncology	Bicycle® Toxin Conjugate				
BT8009 (Nectin-4)		Oncology	Bicycle® Toxin Conjugate				
BT7480 (Nectin-4/CD137)		Immuno-oncology	Bicycle TICA™				
BT7455 (EphA2/CD137)		Immuno-oncology	Bicycle TICA™				
Partnered programs							
THR-149 (Kallikrein inhibitor Bicycle)	OXURION	Ophthalmology					
BT1718 (MT1-MMP)	Cancer Research UK	Oncology	Bicycle® Toxin Conjugate				
BT7401 (multivalent CD137 systemic agonist)	Cancer Research UK	Immuno-oncology					
Undisclosed	Genentech A Member of the Roche Group	Immuno-oncology					
Inhaled Bicycles	AstraZeneca	Respiratory					
Novel anti-infectives	Innovate UK	Anti-infectives					
Novel CNS targets	Dementia Discovery Fund, IONIS	CNS					
Novel neuromuscular targets	IONIS	Neuromuscular					

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bicycle therapeutics

Bicycles are designed to combine the advantages of both small molecules and antibodies 6 Bicycle ® Small molecule Antibody Small size Yes – 1.5 - 2kDa Yes – <0.8kDa No – >150kDa Specificity High Low Multiple Chemical synthesis (NCEs) Yes Yes No Rapid tissue penetration Yes Yes No Complex protein targets druggable Yes Limited Yes Route of elimination Renal Liver Liver

MWt of 1.5 - 2kDa 50 - 100x smaller than antibodies High selectivity Allows more potent toxin to be delivered directly to tumor BTCs – preclinical data indicates higher potency and specificity with fewer side effects than ADCs 7 Antibody Bicycle ® 0.001 0.010 0.100 1.000 0 12 24 36 48 60 72 [Tissue] ( uM ) Time (h) BTC plasma Toxin tumor Toxin plasma Specificity Tumor targeting via antigen Toxin Large amount of cytotoxic payload can be delivered Linker Release of toxin directly into tumor via cleavable linker Bicycle ® Toxin Conjugate (BTC Œ ) PET Imaging 40 - 60min

BT8009 Monotherapy

Key takeaways from phase I dose escalation trial to date * 9 Promising clinical activity seen at 5mg/m 2 weekly; dose tolerated, with potential for differentiated and industry - leading product profile • 50% ORR and 75% disease control, including 1 (13%) complete response • Durable responses, with tumor reductions maintained over time • No DLTs, low incidence of skin toxicity, ocular toxicity and neuropathy 7.5mg/m 2 weekly cohort identified as a non - tolerated dose, with GI and fatigue related ‘soft DLTs’ being observed As predicted from preclinical data, BT8009 demonstrates linear pharmacokinetics. In contrast to ADCs, it also demonstrates a short terminal half - life. Alternative dosing frequencies being explored while nearing a recommended Phase 2 dose Expect to provide further updates on clinical progress later in 2022 * All BT8009 data as of 7Mar22

Dose escalation progress and strategy 10 Dose finding 2.5mg/m 2 QW (68%) 5mg/m 2 QW (135%) 7.5mg/m 2 Q2W (100%) 7.5mg/m 2 QW (200%) Further exploration of dosing and frequency MMAE equivalents of 1.25mg/kg Padcev/cycle Clinical activity seen at all weekly doses Soft DLTs Well tolerated Dose and regimen optimization 50% ORR; well - tolerated with low incidence of skin tox, neuropathy and ocular

Demographics Total N=37 Age, years, median (range) 66 (44 - 83) Sex, n (%) Male 22 (59%) Female 15 (41%) ECOG, n (%) 0 (Good performance status) 15 (41%) 1 22 (59%) Prior therapies, median 3 11 Overview of key demographics for all patients enrolled in BT8009 phase I dose escalation trial

Demographics Total N=37 Tumor type Breast 4 (11%) Esophageal 1 (3%) Head/Neck 2 (5%) Lung 5 (14%) Ovarian 1 (3%) Pancreatic 6 (16%) Urothelial 18 (49%) 12 Overview of disease history for all patients enrolled in BT8009 phase I dose escalation trial

Responses * observed in 2.5, 5 and 7.5mg/m 2 phase I dose escalation in response evaluable urothelial cancer patients 13 2.5mg/m 2 QW (N=4) • 1 of 4 responses (25% ORR) • 59% tumor reduction • Deepened from 37% at 30Sept21 • Remains on therapy; approaching 11 months • 2 of 4 stable disease • 75% disease control 5mg/m 2 QW (N=8) • 4 of 8 responses (50% ORR) • 1 complete response • 3 partial responses • 2 of 8 stable disease • 75% disease control • Greater detail on next slide 7.5mg/m 2 Q2W (N=2) • Well tolerated 7.5mg/m 2 QW (N=2) • 1 PR prior to dose reduction • 1 stable disease * Responses under response evaluation criteria in solid tumors (RECIST) version 1.1 Update of First Two Cohorts Newer Two Cohorts

Responses * observed in 5mg/m 2 QW cohort phase I dose escalation in response - evaluable urothelial patients 14 * Responses under response evaluation criteria in solid tumors (RECIST) version 1.1 Urothelial Responses • 4 responses in 8 patients • 1 Complete Response • 3 Partial Responses • 71% tumor reduction (100% reduction in target lesion) • 65% tumor reduction • 54% tumor reduction • Median DoR not reached • 3 responses ongoing • 1 progression at ~3 months

Comparison of complete responder pre - dose tumor images with tumor images after six months treatment (5mg/m 2 QW) 15 Lung lower lobe left Lung lower lobe right Baseline Follow - up 1 Follow - up 2 Follow - up 3 Target lesions were reduced by 100% after four months of BT8009 treatment Disappeared Disappeared Disappeared Disappeared

Phase I interim results from enfortumab vedotin (Padcev ® ) 16 100% patients pre - screened 60% patients ≥2 prior therapies ≥≥ Median PFS and DoR both 16 weeks ORR 10/33 or 30%

Data from BT8009 interim phase I dose escalation trial to date in response - evaluable urothelial cancer patients 17 2.5mg/m 2 5mg/m 2 No of patients 4 8 Median age 75 67 ≥2 prior lines (%) 4 (100%) 8 (100%) IHC pre - screen (%) 0 0 Partial or Complete Response (ORR %) 1 (25%) 4 (50%) Stable Disease or better (DCR %) 3 (75%) 6 (75%) Median duration of response (weeks) Not reached Not reached

Overview of adverse events observed in BT8009 phase I dose escalation trial across all patients 18 Preferred Term Incidence ( ≥ 15%) Fatigue 40.5% Nausea 37.8% Diarrhea 32.4% Pyrexia 32.4% Anemia 32.4% Decreased appetite 32.4% Constipation 29.7% Urinary tract infection 27.0% Neutrophil count decreased 24.3% Asthenia 24.3% Abdominal pain 21.6% Pruritus 18.9% Alopecia 18.9% Back pain 16.2% Hypokalemia 16.2% Hypomagnesmia 16.2%

Summary of adverse event information from Padcev ® FDA label 19 Adverse Event Median time to onset (months) * Padcev incidence * Padcev severity ( Gr≥3) * Which trial(s) N subjects Skin tox 0.6 55% 13% All 680 Neuropathy 4.6 52% 4% All 680 Ocular disorders 1.6 40% N/A EV - 201, EV - 101, EV - 102 384 Hyperglycemia 0.6 14% 7% All 680 Pneumonitis 2.9 3% 1% All 680 *Data from Padcev FDA approved product label

Overview of key adverse events observed in BT8009 phase I dose escalation trial across all cohorts 20 Adverse Event Incidence Severity ( Gr≥3) Related Skin tox 19% 0% 14% Neuropathy 24% 3% 19% Ocular disorders 3% 0% 3% Hyperglycemia 8% 0% 5% Febrile neutropenia 0% 0% 0% Pneumonitis 0% 0% 0%

Other adverse events of interest in BT8009 phase I dose escalation trial across all cohorts 21 Adverse Events Incidence Severity (Gr≥3) Related Neutropenia 30% 14% 30% Gastrointestinal Disorders: Nausea Diarrhea Vomiting 38% 32% 11% 3% 5% 3% 36% 24% 11%

Potential efficacy in other tumor types will be explored more thoroughly in Phase II expansion trial 22 Demographics Total N=37 Tumor type Breast 4 (11%) Esophageal 1 (3%) Head/Neck 2 (5%) Lung 5 (14%) Ovarian 1 (3%) Pancreatic 6 (16%) Urothelial 18 (49%) • 1 SD at 7.5mg Q2W. Disappearance of non - target lesions • 1 SD at 2.5mg. 9+ months on therapy • 1 SD at 7.5mg QW. 6+ months on therapy

Key takeaways from phase I dose escalation trial to date 23 Promising clinical activity seen at 5mg/m 2 weekly; dose tolerated, with potential for differentiated and industry - leading product profile • 50% ORR and 75% disease control, including 1 (13%) complete response • Durable responses, with tumor reductions maintained over time • No DLTs, low incidence of skin toxicity, ocular toxicity and neuropathy 7.5mg/m 2 weekly cohort identified as a non - tolerated dose, with GI and fatigue related ‘soft DLTs’ being observed As predicted from preclinical data, BT8009 demonstrates linear pharmacokinetics. In contrast to ADCs, it also demonstrates a short terminal half - life. Alternative dosing frequencies being explored while nearing a recommended Phase 2 dose Expect to provide further updates on clinical progress later in 2022